Exhibit 99.1

DATE: February 7, 2013

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Fourth Quarter 2012 Results

Lancaster, Pa. Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported net income for the three months ended December 31, 2012 of $3.3 million, or $0.42 per diluted share, compared to net income of $2.8 million, or $0.37 per diluted share, for the same period in 2011. EIHI’s net income for the three months ended December 31, 2012 includes net realized investment gains of $0.14 per diluted share compared to $0.10 per diluted share for the same period in 2011.

“The fourth quarter was a strong finish to 2012, including operating earnings of $0.28 per diluted share,” said Michael L. Boguski, President and Chief Executive Officer. “I am pleased with the consistency of the Company’s operating earnings throughout 2012. Our 2012 fourth quarter consolidated and workers’ compensation insurance segment combined ratios were 95.4 percent and 90.8 percent, respectively. The favorable results were driven by solid growth in workers’ compensation insurance direct written premiums, positive audit premium, renewal rate increases and a reduction in our consolidated expense ratio. Workers’ compensation insurance direct written premium increased by 14.2 percent to $39.3 million for the three months ended December 31, 2012 compared to $34.4 million for the same period in 2011, driven by growth in each of our Mid-Atlantic, Southeast and Midwest regional offices. During the fourth quarter of 2012, the Company recorded additional audit premium of $1.9 million compared to $1.6 million for the same period in 2011, an increase of 18.8 percent. We secured renewal rate increases of 3.7 percent in 2012 compared to 1.0 percent in 2011. Our consolidated expense ratio was 27.7 percent for the fourth quarter of 2012, which included a 1.3 point increase attributable to the change in accounting for deferred acquisition costs, compared to 28.5 percent for the same period in 2011. The reduction in the consolidated expense ratio is primarily attributable to growth in net earned premium, prudent expense management strategies, and an increase in Alternative Markets fee-based revenue, which is recorded as a reduction to underwriting expenses, partially offset by the 1.3 point increase attributable to the change in accounting for deferred acquisition costs.”

Boguski continued, “Our diluted book value per share was $16.74 as of December 31, 2012 compared to $16.57 per share as of September 30, 2012, an increase of 1.0 percent. The increase in diluted book value per share during the quarter was primarily due to favorable workers’ compensation insurance operating results partially offset by a decrease in after-tax accumulated other comprehensive income related to our investment portfolio.”

Eastern Insurance Holdings, Inc. • Eastern Alliance Insurance Group • Employers Alliance, Inc.	www.eihi.com • www.eains.com

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 7, 2013

Boguski added, “There were numerous strategic accomplishments during 2012 highlighted by the successful continuation of our geographic diversification initiatives including the Gulf South regional expansion and selective agency appointments in Georgia, New Jersey and Michigan. “ParallelPay,” the Company’s pay-as-you-go initiative, continues to post impressive production results at favorable loss ratios. ParallelPay’s direct written premium was $5.2 million for the fourth quarter of 2012 and $26.6 million for all of 2012.”

Boguski concluded, “We are off to a solid start in direct written premium production in 2013 with strong January renewal retention that included pure net rate increases of 7.6 percent on our book of business.”

Net income (loss) and diluted earnings per share for the three months ended December 31, 2012 and 2011 consisted of the following (in thousands, except per share data):

	2012		2011
	Net Income (Loss)	Diluted Earnings Per Share	Net Income (Loss)	Diluted Earnings Per Share
Workers’ compensation insurance	$3,964	$0.51	$3,188	$0.41
Corporate and other	(669)	(0.09)	(361)	(0.04)

Net income	$3,295	$0.42	$2,827	$0.37

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended December 31, 2012 and 2011 were 7,648,664 and 7,667,116, respectively.

Consolidated highlights for the fourth quarter include:

•

Revenue for the fourth quarter of 2012 increased to $46.1 million compared to $37.9 million for the same period in 2011. Net premiums earned were $43.0 million for the fourth quarter of 2012 compared to $36.2 million for the same period in 2011.

•	Net investment income was $976,000 ($705,000 after-tax) for the three months ended December 31, 2012, compared to $751,000 ($515,000 after-tax) for the same period in 2011.

•

The change in equity interest in limited partnerships was income of $270,000 ($181,000 after-tax) for the three months ended December 31, 2012, compared to a loss of $286,000 ($185,000 after-tax) for the same period in 2011, an increase of $556,000.

•

Net realized investment gains, excluding the segregated portfolio cell reinsurance segment, were $1.7 million ($1.1 million after-tax) for the three months ended December 31, 2012 compared to net realized investment gains, excluding the segregated portfolio cell reinsurance segment, of $1.2 million ($758,000 after-tax) for the same period in 2011, which included convertible bond investment portfolio after-tax net realized investment losses of $9,000 for the three months ended December 31, 2012 and convertible bond after-tax net realized investment gains of $272,000 for the three months ended December 31, 2011. The Company accounts for changes in the estimated fair value of its convertible bond portfolio as a realized gain or loss.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 7, 2013

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $4.0 million for the fourth quarter of 2012, compared to $3.2 million for the fourth quarter of 2011. Highlights for the fourth quarter include:

•

Direct written premiums increased to $39.3 million for the three months ended December 31, 2012, compared to $34.4 million for the same period in 2011, an increase of 14.2 percent. Direct written premium includes premium ceded to the segregated portfolio cell reinsurance segment of $7.7 million and $7.1 million for the three months ended December 31, 2012 and 2011, respectively.

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the recording of additional premium to the Company which increased net premiums earned by $1.9 million for the three months ended December 31, 2012 compared to $1.6 million for the same period in 2011.

•	The combined ratio was 90.8 percent for the fourth quarter of 2012, compared to 89.0 percent for the same period last year.

•

The calendar period loss and LAE ratio was 66.6 percent and 64.9 percent for the three months ended December 31, 2012 and 2011, respectively. The calendar period loss and LAE ratio was impacted by additional audit premium to the Company of $1.9 million for the three months ended December 31, 2012, which decreased the 2012 loss and LAE ratio by 3.9 points compared to additional audit premium to the Company of $1.6 million for the same period in 2011, which decreased the 2011 loss and LAE ratio by 3.9 points. There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended December 31, 2012 and 2011.

•

The expense ratio was 24.1 percent for the three months ended December 31, 2012, which included a 1.6 point increase attributable to the change in accounting for deferred acquisition costs, compared to 22.2 percent for the same period in 2011.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has fourteen active programs. These programs produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments. Highlights for the fourth quarter include:

•

Direct premium assumed from the workers’ compensation insurance segment increased to $7.7 million for the three months ended December 31, 2012, compared to $7.1 million for the same period in 2011, an increase of 8.5 percent.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 7, 2013

•

Fee-based revenue generated for EIHI’s other business segments by the segregated portfolio cell reinsurance segment was $1.4 million and $1.3 million for the three months ended December 31, 2012 and 2011, respectively.

•

The segregated portfolio cell dividend income for programs in which EIHI has an ownership interest was $50,000 for the three months ended December 31, 2012, compared to a segregated portfolio cell dividend loss of $80,000 for the same period in 2011.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $669,000 for the three months ended December 31, 2012, compared to a net loss of $361,000 for the three months ended December 31, 2011.

Financial Condition

Total assets were $380.8 million as of December 31, 2012. Shareholders’ equity was $135.9 million as of December 31, 2012. There were no repurchases of our common stock during the three months ended December 31, 2012. As of December 31, 2012, EIHI’s book value per share and diluted book value per share were $17.17 and $16.74, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 7,910,609 and 9,006,797, respectively, as of December 31, 2012. The basic book value per share calculation includes the impact of restricted stock awards of 396,375 shares and warrants exercised of 180,291. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 1,096,188 common shares, which have a weighted average exercise price of $13.61.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, February 8, 2013 to review the Company’s 2012 fourth quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.eihi.com. The dial-in numbers for the conference call are as follows:

Live Call

877-317-6016 (Domestic)

412-317-6016 (International)

855-669-9657 (Canada)

A replay of the conference call will be available through February 25, 2013, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay conference number for the conference call is 10024594. An online archive of the webcast will be available on the Investor Relations section of www.eihi.com.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 7, 2013

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of December 31, 2012 and December 31, 2011 and unaudited statements of income for the three and years ended December 31, 2012 and 2011.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 7, 2013

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	December 31, 2012	December 31, 2011
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $145,486; $128,619)	$148,976	$133,422
Convertible bonds, at estimated fair value (amortized cost, $18,207; $16,856)	19,747	17,574
Equity securities, at estimated fair value (cost, $20,462; $16,566)	23,200	17,629
Other long-term investments, at estimated fair value (cost, $7,000; $8,100)	9,974	10,209

Total investments	201,897	178,834
Cash and cash equivalents	48,075	52,448
Accrued investment income	858	972
Premiums receivable (net of allowance, $484; $225)	67,525	56,443
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	19,676	15,720
Deferred acquisition costs	9,497	9,206
Deferred income taxes, net	3,239	1,768
Federal income taxes recoverable	—	731
Intangible assets	4,331	5,137
Goodwill	10,752	10,752
Other assets	14,902	13,668

Total assets	$380,752	$345,679

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$117,728	$106,077
Unearned premium reserves	73,775	63,432
Advance premium	672	747
Accounts payable and accrued expenses	23,540	18,892
Ceded reinsurance balances payable	9,273	10,265
Segregated portfolio cell dividend payable	17,354	15,774
Policyholder dividends payable	2,312	2,233
Federal income taxes payable	243	—

Total liabilities	244,897	217,420

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares—5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares—20,000,000; issued—11,927,714 and 11,786,014, respectively; outstanding—7,910,609 and 7,935,446, respectively	—	—
Unearned ESOP compensation	(2,616)	(3,364)
Additional paid in capital	117,443	116,272
Treasury stock, at cost (4,017,105 and 3,850,568 shares, respectively)	(56,532)	(54,109)
Retained earnings	75,169	66,910
Accumulated other comprehensive income, net	2,391	2,550

Total shareholders’ equity	135,855	128,259

Total liabilities and shareholders’ equity	$380,752	$345,679

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 7, 2013

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenue:
Net premiums earned	$42,997	$36,171	$159,614	$132,173
Net investment income	976	751	3,882	3,698
Change in equity interest in limited partnerships	270	(286)	1,007	5
Net realized investment gains (losses)	1,735	1,154	3,246	1,654
Other revenue	80	77	319	425

Total revenue	$46,058	$37,867	$168,068	$137,955

Expenses:
Losses and loss adjustment expenses incurred	29,055	22,507	105,390	83,722
Acquisition and other underwriting expenses	4,219	3,134	19,609	13,491
Other expenses	7,476	6,900	25,596	25,097
Amortization of intangible assets	202	264	806	1,026
Policyholder dividends	51	537	766	1,360
Segregated portfolio dividend expense	43	1,273	1,457	3,469

Total expenses	41,046	34,615	153,624	128,165

Income from continuing operations before income taxes	5,012	3,252	14,444	9,790
Income tax expense from continuing operations	1,717	425	4,094	2,436

Net income from continuing operations	$3,295	$2,827	$10,350	$7,354

Discontinued operations:
Income tax benefit	—	—	—	368

Net income from discontinued operations	—	—	—	(368)

Net income	$3,295	$2,827	$10,350	$7,722

Earnings per share (EPS) from continuing operations:
Basic shares outstanding	7,499,974	7,543,693	7,529,656	7,860,207
Basic EPS	$0.43	$0.37	$1.35	$0.93

Diluted shares outstanding	7,648,664	7,667,116	7,673,399	7,981,930
Diluted EPS	$0.42	$0.37	$1.32	$0.91

Earnings per share (EPS):
Basic shares outstanding	7,499,974	7,543,693	7,529,656	7,860,207
Basic EPS	$0.43	$0.37	$1.35	$0.98

Diluted shares outstanding	7,648,664	7,667,116	7,673,399	7,981,930
Diluted EPS	$0.42	$0.37	$1.32	$0.96

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 7, 2013

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

###

SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Executive Vice President, Treasurer and Chief Financial Officer
(717) 735-1660, kshook@eains.com